Exhibit 99.1

Humacyte, Inc. Announces Proposed Public Offering of Common Stock
DURHAM, N.C., February 29, 2024 – Humacyte, Inc. (Nasdaq: HUMA), a clinical-stage biotechnology platform company developing universally implantable, bioengineered human tissue at commercial scale, today announced that it has commenced an underwritten public offering of its common stock. In addition, Humacyte intends to grant the underwriters an option for a period of 30 days to purchase up to an additional 15% of the number of shares of common stock sold in connection with the offering. All of the shares are being offered by Humacyte.
TD Cowen and Cantor are acting as joint book-running managers for the offering. BTIG is acting as lead manager. The offering is subject to market conditions and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.
Humacyte intends to use the net proceeds that it will receive from the offering to continue the advancement of its pipeline in regenerative medicine, to support U.S. Food and Drug Administration’s (“FDA”) review of its Biologics License Application (“BLA”) seeking approval of Humacyte’s bioengineered human acellular vessels (“HAVs”) in urgent arterial repair following extremity vascular trauma when synthetic graft is not indicated and when autologous vein use is not feasible, to establish its initial commercial infrastructure in anticipation of future potential commercial launches and for general corporate purposes.
A shelf registration statement on Form S-3 (No. 333-267225) was previously filed with the Securities and Exchange Commission (“SEC”) on September 1, 2022 and declared effective by the SEC on September 9, 2022. The securities will be offered by means of a prospectus supplement and accompanying prospectus relating to the offering that form a part of the registration statement. A preliminary prospectus supplement and the accompanying prospectus relating to and describing the terms of the offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov. Copies of the preliminary prospectus supplement, when available, and accompanying prospectus relating to the offering may be obtained from Cowen and Company, LLC, 599 Lexington Avenue, New York, NY 10022, by email at Prospectus_ECM@cowen.com or by telephone at (833) 297-2926; or Cantor Fitzgerald & Co., Attention: Capital Markets, 110 East 59th Street, 6th Floor New York, New York 10022 or by email at prospectus@cantor.com.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.
About Humacyte
Humacyte, Inc. (Nasdaq: HUMA) is developing a disruptive biotechnology platform to deliver universally implantable bioengineered human tissues, advanced tissue constructs, and organ systems designed to improve the lives of patients and transform the practice of medicine. The Company develops and manufactures acellular tissues to treat a wide range of diseases, injuries, and chronic conditions. Humacyte’s initial product candidates, a portfolio of HAVs, are currently in late-stage clinical trials targeting multiple vascular applications, including vascular trauma repair, arteriovenous (“AV”) access for hemodialysis, and peripheral artery disease. Preclinical development is also underway in coronary artery bypass grafts, pediatric heart surgery, treatment of type 1 diabetes, and multiple novel cell and tissue applications. Humacyte’s 6mm HAV for AV access in hemodialysis was the first product candidate to receive the FDA’s Regenerative Medicine Advanced Therapy (“RMAT”) designation and has also received FDA Fast Track designation. Humacyte’s 6mm HAV for urgent arterial repair following extremity vascular trauma also has received an RMAT designation. The HAV received priority designation for the treatment of vascular trauma by the U.S. Secretary of Defense.

Forward-Looking Statements
This press release contains forward-looking statements that are based on beliefs and assumptions and on information currently available. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve risks, uncertainties, and other factors that may cause actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although Humacyte believes that it has a reasonable basis for each forward-looking statement contained in this press release, Humacyte cautions you that these statements are based on a combination of facts and factors currently known by it and its projections of the future, about which Humacyte cannot be certain. Forward-looking statements in this press release include, but are not limited to, statements regarding the timing and success of the proposed offering; whether Humacyte will be able to raise capital through the sale of shares of common stock in the offering; the anticipated use of proceeds from the proposed offering; the implementation of Humacyte’s business model and strategic plans for its business; and the timing or likelihood of regulatory filings, acceptances and approvals, including the BLA seeking approval of the HAV in urgent arterial repair following extremity vascular trauma when synthetic graft is not indicated and when autologous vein use is not feasible. Humacyte cannot assure you that the forward-looking statements in this press release will prove to be accurate. These forward-looking statements are subject to a number of significant risks and uncertainties that could cause actual results to differ materially from expected results, including, among others, changes in applicable laws or regulations, the possibility that Humacyte may be adversely affected by other economic, business, and/or competitive factors, and other risks and uncertainties, including those described under the header “Risk Factors” in Humacyte’s Annual Report on Form 10-K for the year ended December 31, 2022 and in its subsequently filed Quarterly Reports on Form 10-Q, each filed by Humacyte with the SEC, and in future SEC filings. Most of these factors are outside of Humacyte’s control and are difficult to predict. Furthermore, if the forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by Humacyte or any other person that Humacyte will achieve its objectives and plans in any specified time frame, or at all. Except as required by law, we have no current intention of updating any of the forward-looking statements in this press release. You should, therefore, not rely on these forward-looking statements as representing Humacyte’s views as of any date subsequent to the date of this press release.
Humacyte Investor Contact:
Joyce Allaire
LifeSci Advisors LLC
+1-617-435-6602
jallaire@lifesciadvisors.com
investors@humacyte.com
Humacyte Media Contact:
Rich Luchette
Precision Strategies
+1-202-845-3924
rich@precisionstrategies.com
media@humacyte.com